
FIRST
GUARANTY
BANK

2019

2nd Quarter Report

FIRST GUARANTY BANCSHARES, INC.

fgb.net

A Message to Our Shareholders

Dear Shareholders,

During the six month period ending June 30, 2019, First Guaranty Bancshares, Inc.'s strong income and growth of shareholder value continued. On June 30, 2019, the shareholders of First Guaranty Bancshares, Inc. received their 104th consecutive quarterly dividend payment. While this stream of dividend income to our shareholders continued, the value of the shares continued to grow as the book value per common share increased from $16.03 as of June 30, 2018 to $18.07 as of June 30, 2019. Loan growth continued during the period to a total loan portfolio of $1,300,553,000 up from $1,174,141,000 as of June 30, 2018. Loan interest income for the six month period ended June 30, 2019 grew to $38,402,000 as compared to $30,783,000 as of June 30, 2018. Net income for the six month period ended June 30, 2019 totaled $6,345,000 as compared to $8,198,000 for the six months ending June 30, 2018. This net income decrease was a result of the strategy of selling securities with losses of $200,000 per month in order to move assets from lower yielding securities to higher yielding loans and the fact that a $1.6 million dollar recovery was posted in the six months ending June 30, 2018.

As the strategy for generating monthly $200,000 losses in securities sales ended as of June 30, 2019, it is anticipated that earnings for the second six months of 2019 will increase dramatically.

Additionally, in the first six months of 2019, we added Mark Ducoing as Chief Deposit Officer and designed and began implementation of deposit strategies to significantly reduce our interest expense. The interest expense strategies should combine with the removal of the security losses to further enhance second half income.

We continue to progress toward a fortress balance sheet. Our strong earnings continue. Additionally, we have begun the implementation process of the nCino program to streamline and make more efficient all processing of loans and deposits. We continue toward our goals of improving our customer service, growing First Guaranty Bancshares, Inc., and enhancing value for our shareholders.

Thank you.

Sincerely,



Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.

NASDAQ Symbol: FGBI

At A Glance

Branches
26

ATMs
35

Total Assets
$1.9 Billion

Deposits
$1.7 Billion

Total Loans
$1.3 Billion

$3.2 Million
2Q2019 Earnings (unaudited)

$6.3 Million
YTD2019 Earnings (unaudited)

104 and counting
Consecutive dividends paid

85
Years in Banking


+

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO | Guaranty Square

Eric J. Dosch*
Chief Financial Officer | Guaranty Square

Senior Vice Presidents

Thomas F. Brothers
Director of Internal Audit

Glenn A. Duhon, Sr.
Regional Manager | Abbeville

Ronald R. Foshee
Regional Manager | Denham Springs

Adam J. Johnston
Regional Manager | North Lousiana

Mikki M. Kelley
Human Resouce Department Manager

Jordan M. Lewis
Texas Area President

Brandon C. Long
Chief Lending Officer

Ronnie C. Pittman
Special Assets Manager

Desiree B. Simmons
Loan Administration, Marketing & Training

Evan M. Singer
Regional Manager
Director of Mergers & Acquisitions

J. Richard Stark
Operations

Randy S. Vicknair
Chief Credit Officer

Christy L. Wells
Regional Manager | Hammond

Vice Presidents

Charles L. Baggs
Ashley N. Bell
Betty A. Boney
Brenda A. Briscoe
Cheryl Q. Brumfield
Scheila M. Davis
Mark J. Ducoing
Colleen B. Ebarb
Ronald W. Edmonds
Denise D. Fletcher
Eric M. Fuller, Controller
Shirley P. Jones
JoEllen K. Juhasz, BSA Officer

Vice Presidents

Michael D. Knighten
Craig E. Scelfo
Scott B. Schilling
Lisa K. Stoker
John A. Synco
D. Lynn Talley
Kristina E. Terry
Michael A. Wiggins

Assistant Vice Presidents

Darryl P. Boudreaux
Lauryn H. Coburn
Lance S. Davis
Landa G. Domangue
Vanessa R. Drew
Vikki W. Dupaquier
Kevin J. Foster
Christy L. Frierson
Harrison R. Gill
Bonnie J. Griener
Ludrick P. Hildago
Leslie A. Hinzman
Donna S. Hodges
A. Shane Hughes
Keith T. Klein
Mandy P. Lee
Terrie E. McCartney
Dev M. Patel
Rahul R. Patel, Lending Officer
Tracy D. Perry
Niekitsha S. Ridley
Robert W. Clifton, ISO

Officers

Rebecca G. Brown
Jeannette N. Ernst
V. Diane Patterson
Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank

Consolidated Statements of Condition

(in thousands, except share data)

	June 30, 2019 (unaudited)	June 30, 2018
Assets		
Cash and cash equivalents:		
Cash and due from banks	$169,648	$27,639
Federal funds sold	519	165
Cash and cash equivalents	170,167	27,804
Investment securities:		
Available for sale, at fair value	228,745	384,476
Held to maturity, at cost (estimated fair value of $102,623 and $109,660 respectively)	103,183	114,044
Investment securities	331,928	462,520
Federal Home Loan Bank stock, at cost	2,422	2,359
Loans held for sale	-	639
Loans, net of unearned income	1,300,553	1,174,141
Less: allowance for loan losses	10,908	10,770
Net loans	1,289,645	1,163,371
Premises and equipment, net	43,275	38,127
Goodwill	3,472	3,472
Intangible assets, net	3,203	4,075
Other real estate, net	3,734	1,225
Accrued interest receivable	7,055	7,428
Other assets	18,540	11,794
Total Assets	$1,873,441	$1,722,814
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$250,637	$249,550
Interest-bearing demand	598,653	562,222
Savings	110,383	111,987
Time	713,270	605,909
Total deposits	1,672,943	1,529,668
Short-term borrowings	-	10,925
Accrued interest payable	4,600	2,457
Senior long-term debt	18,371	21,306
Junior subordinated debentures	14,719	14,682
Other liabilities	3,670	2,577
Total Liabilities	1,714,303	1,581,615
Shareholders' Equity		
Common stock:		
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	56,874	49,844
Accumulated other comprehensive income (loss)	1,189	(9,720)
Total Shareholders' Equity	159,138	141,199
Total Liabilities and Shareholders' Equity	$1,873,441	$1,722,814

Consolidated Statements of Income

(in thousands, except share, per share data & percentages)

	For the Three-Month Periods Ended June 30,	
	2019	2018
	(unaudited)	
Interest Income:		
Loans (including fees)	$19,920	$15,919
Deposits with other banks	953	31
Securities (including FHLB stock)	2,565	3,330
Federal funds sold	1	-
Total Interest Income	23,439	19,280
Interest Expense:		
Demand deposits	2,831	2,142
Savings deposits	142	92
Time deposits	4,356	2,290
Borrowings	408	472
Total Interest Expense	7,737	4,996
Net Interest Income	15,702	14,284
Less: Provision for loan losses	1,634	(409)
Net Interest Income after Provision for Loan Losses	14,068	14,693
Noninterest Income:		
Service charges, commissions and fees	613	777
ATM and debit card fees	579	531
Net (losses) gains on securities	(14)	(216)
Net gains on sale of loans	53	129
Other	415	547
Total Noninterest Income	1,646	1,768
Noninterest Expense:		
Salaries and employee benefits	6,146	5,633
Occupancy and equipment expense	1,530	1,397
Other	3,986	3,647
Total Noninterest Expense	11,662	10,677
Income Before Income Taxes	4,052	5,784
Less: Provision for income taxes	839	1,187
Net Income	$3,213	$4,597
Per Common Share:		
Earnings	$0.36	$0.52
Cash dividends paid	$0.16	$0.16
Weighted Average Common Shares Outstanding	8,807,175	8,807,175
Return on Average Assets	0.68%	1.07%
Return on Average Common Equity	8.22%	13.11%

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Consolidated Statements of Income
(in thousands, except share, per share data & percentages)

	For the Six-Month Periods Ended June 30, 2019	2018
	(unaudited)	
Interest Income:		
Loans (including fees)	$38,402	$30,783
Deposits with other banks	1,589	116
Securities (including FHLB stock)	5,422	6,683
Federal funds sold	1	1
Total Interest Income	45,414	37,583
Interest Expense:		
Demand deposits	5,642	4,118
Savings deposits	280	174
Time deposits	8,363	4,375
Borrowings	834	877
Total Interest Expense	15,119	9,544
Net Interest Income	30,295	28,039
Less: Provision for loan losses	2,421	196
Net Interest Income after Provision for Loan Losses	27,874	27,843
Noninterest Income:		
Service charges, commissions and fees	1,221	1,494
ATM and debit card fees	1,107	1,032
Net (losses) gains on securities	(416)	(206)
Net gains on sale of loans	64	131
Other	971	895
Total Noninterest Income	2,947	3,346
Noninterest Expense:		
Salaries and employee benefits	12,108	11,215
Occupancy and equipment expense	3,015	2,738
Other	7,707	6,931
Total Noninterest Expense	22,830	20,884
Income Before Income Taxes	7,991	10,305
Less: Provision for income taxes	1,646	2,107
Net Income	$6,345	$8,198
Per Common Share:		
Earnings	$0.72	$0.93
Cash dividends paid	$0.32	$0.32
Book Value Per Common Share	$18.07	$16.03
Weighted Average Common Shares Outstanding	8,807,175	8,807,175
Return on Average Assets	0.68%	0.95%
Return on Average Common Equity	8.32%	11.70%

Vanessa Drew | InvestorRelations@fgb.net

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009